UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2014, the Board of Directors of Cynosure, Inc. (the “Company”) appointed Timothy W. Baker as the Company’s President, effective August 1, 2014. Mr. Baker remains the Company’s Chief Financial Officer, Chief Operating Officer and Treasurer. Mr. Baker has been the Company’s Executive Vice President, Chief Financial Officer and Treasurer since 2004 and became Chief Operating Officer in 2013. From 2003 to 2004, Mr. Baker served as vice president, finance of Stryker Biotech, a division of Stryker Corporation, a medical products and services provider. From 2000 to 2003, Mr. Baker served as president and chief financial officer of Photoelectron Corp., a provider of miniature x-ray systems for radiation therapy. From 1996 to 2000, Mr. Baker served as the chief financial officer and vice president of operations of Radionics, Inc., a provider of surgical devices. Mr. Baker holds an M.B.A. in operations management. Michael Davin remains the Company’s Chairman and Chief Executive Officer, though stepped down as President on July 30, 2014, effective August 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: July 30, 2014	By:	/s/ Timothy W. Baker
Timothy W. Baker
Executive Vice President, Chief Operating Officer and Chief Financial Officer